Exhibit 23.2

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Centennial, Colorado 80112 Telephone: 303/768-9221 ● Facsimile: 303/768-9224 ● E-Mail: andrew@telseylaw.com

August 15, 2016

Board of Directors

GrowGeneration Corp.

503 North Main Street, Suite 740

Pueblo, Colorado 81003

Re:	GrowGeneration Corp.
Post Effective Amendment No. 1 to Registration Statement on Form S-1
Registration Number 333-207889

Ladies and Gentlemen:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

ANDREW I. TELSEY, P.C.

/s/ ANDREW I. TELSEY